Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

OPTINOSE, INC.

ARTICLE I

STOCKHOLDERS

1.1.                             Place of Meetings.  All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, or, if not so designated, at the principal office of the Corporation.  The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware (the “DGCL”).

1.2.                             Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by resolution of the Board of Directors, which date and time may subsequently be changed at any time by resolution of the Board of Directors.

1.3.                             Special Meetings.  Special meetings of the stockholders may only be called in the manner provided in the Fourth Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4.                             Notice of Meetings.  Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to in writing or by electronic submission by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.  If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

1.5.                             Voting List.  The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.

1.6.                             Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum for the transaction of business.  A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7.                             Adjournments.  Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place by the chair of the meeting, at any time in advance of the meeting or at the meeting, or by the vote of a majority of the directors then in office.  When a meeting of stockholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or the Board fixes a new record date for the adjourned meeting.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8.                             Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder, unless otherwise provided by law or the Certificate of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action without a meeting, may vote or express such consent or dissent in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote or act for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation.  All proxies must be filed with the secretary of the Corporation or the inspector of election for the meeting at the beginning of such meeting in order to be counted in any vote at the meeting.  No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9.                             Action at Meeting.  When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting, other than the election of directors, shall be decided by the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter), except when a different vote is required by law, the Certificate of Incorporation, these Amended and Restated Bylaws or otherwise.  Unless otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of record of capital stock entitled to vote in the election of such directors.

1.10.                    Business Brought Before a Meeting of the Stockholders.

(a)                                 Annual Meetings.

(1)  At an annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be considered and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be a proper matter for stockholder action under Delaware law and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof, (b) brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 1.10(a) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 1.10(a). For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or public announcement from the Board of Directors.

To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). Notwithstanding anything to the contrary provided herein, for the first annual meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation.  In no event shall any adjournment, deferral or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Notwithstanding anything in this Section 1.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(2) A stockholder’s notice providing for the nomination of a person or persons for election as a director or directors of the Corporation shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (and for purposes of clauses (ii) through (ix) below, including any interests described therein held by any affiliates or associates (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) for purposes of these Amended and Restated Bylaws) of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household or Stockholder Associated Person (as defined below), in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)) (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such stockholder or beneficial owner, (iii) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner or Stockholder Associated Person (as defined below), (iv) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner or any Stockholder Associated Person with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or capital stock or other securities of the Corporation, (v) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (vi) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner or any Stockholder Associated Person has a right to vote any shares or other securities of the Corporation, (vii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner or such Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (ix) a description of all agreements, arrangements, and understandings between such stockholder or beneficial owner or Stockholder Associated Person and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities, (x) any other information relating to such stockholder or beneficial owner or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xi) a statement as to whether either such stockholder or beneficial owner or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from the stockholders in support of such nomination and (xii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination.

A stockholder’s notice providing for the nomination of a person or persons for election as a director or directors of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner or Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iii) a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to the Secretary of the Corporation, (iv) all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 1.10 if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors of the Corporation in accordance with this Section 1.10 and (v) such additional information that the Corporation may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director.

For purposes of these Amended and Restated Bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder, (ii) any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder.

Notwithstanding anything this Section 1.10 to the contrary, the requirements of this Section 1.10 shall not apply to the exercise by Avista Capital Partners (“Avista”) of its right to designate persons for nomination for election to the Board of Directors pursuant to the stockholders’ agreement, dated as of [•], 2017, by and among the Corporation and the other persons party thereto (the “Stockholders’ Agreement”) (but only to the extent that the Stockholders’ Agreement remains in effect).

(3) A stockholder’s notice regarding business proposed to be brought before a meeting of stockholders other than the nomination of persons for election to the Board of Directors shall set forth (a) as to the stockholder giving notice and the beneficial owner or Stockholder Associated Person, if any, on whose behalf the proposal is made, the information called for by clauses (i) through (ix) of the first paragraph in Section 1.10(a)(2) (including any interests described therein held by any affiliates or associates of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)), (b) a brief description of (i) the business desired to be brought before such meeting, including the text of any resolution proposed for consideration by the stockholders, (ii) the reasons for conducting such business at the meeting and (iii) any material interest of such stockholder or beneficial owner or Stockholder Associated Person in such business, including a description of all agreements, arrangements and understandings between such stockholder or beneficial owner or Stockholder Associated Person and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder, (c) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) a statement as to whether either such stockholder or beneficial owner or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal and (ii) any other information relating to such stockholder or beneficial owner or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (d) if the matter such stockholder proposes to bring before any meeting of stockholders involves an amendment to these Amended and Restated Bylaws, the specific wording of such proposed amendment, (e) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (f) such additional information that the Corporation may reasonably request regarding such stockholder or beneficial owner or Stockholder Associated Person, if any, and/or the business that such stockholder proposes to bring before the meeting. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(b)                                 Special Meetings.  Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Only such business shall be conducted at a special meeting of stockholders as is a proper matter for stockholder action under Delaware law and as shall have been brought before the meeting pursuant to the Corporation’s notice of the special meeting given by or at the direction of the Board or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation). The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for this Section 1.10(b) is delivered to the Corporation’s Secretary and on the record date for the determination of stockholders entitled to vote at the special meeting, (b) is entitled to vote at the meeting and upon such election and (c) complies with the notice procedures set forth in Section 1.10(a)(2). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.10(a)(2) shall be delivered to the Corporation’s Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Notwithstanding the foregoing provisions of this Section 1.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The requirements of this Section 1.10 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. For purposes of this Section 1.10, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this section, “public announcement” shall mean disclosure in a press release reported by a national news service in the United States or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10.

(4) Nothing in this Section 1.10 shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (c) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(5) The chair of the meeting of stockholders shall have the power and duty to determine and declare to the meeting that a nomination was not properly made or any business was not properly brought before the meeting, as the case may be, in accordance with the provisions of this Section 1.10; if he or she should so determine, he or she shall so declare to the meeting and any such nomination not properly made or any business not properly brought before the meeting, as the case may be, shall not be transacted.

1.11.                    Conduct of Meetings.

(a)                                 Presiding Officer.  Meetings of stockholders shall be called to order and presided over by the chair of the Board of Directors, if any, or if there is no chair or in the chair’s absence, by the Chief Executive Officer, or, in the Chief Executive Officer’s absence, by a chair of the meeting designated by the Board of Directors.  The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in the Secretary’s absence, and in the event there is no Assistant Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 Rules, Regulations and Procedures.  The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)                                  Inspector of Elections.  In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election, who may also serve the Corporation in other capacities, including, without limitation, as officers, employees or representatives, but who need not be stockholders, to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, the chair of any such meeting may make such appointment at the meeting.  The number of inspectors shall be one or any greater odd number.  No person who is a nominee for director to be elected at the meeting shall act as an inspector.  In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the chair thereof.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector or inspectors of election shall determine the number of shares of capital stock outstanding and the voting power of each such share, the shares of capital stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result, shall determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector or inspectors, shall certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and shall do such other acts as may be proper to conduct the election or vote with fairness to all stockholders.  The inspector or inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.  If there are three or more inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

1.12.                     Action without Meeting.

(a)                                 Taking of Action by Consent.  Only to the extent provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders (acting for themselves or through a proxy) of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

(b)                                 Electronic Transmission of Consents.  Any electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c)                                  Notice of Taking of Corporate Action.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

1.13.                     Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.  Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date of adoption of the resolution fixing the record date for a consent without a meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  If no record date is fixed, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first valid consent is properly delivered to the Corporation.  If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE II

DIRECTORS

2.1.                            General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2.                            Number; Term; Qualification.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors; provided, however, that the Board of Directors shall consist of no fewer than three (3) directors and no more than twelve (12) directors; and further provided, however, that for so long as the Stockholders’ Agreement is in effect, the number of directors shall never be less than the aggregate number of directors that any of the parties to the Stockholders’ Agreement are entitled to designate from time to time pursuant to Article 3 thereof.  Notwithstanding the foregoing, the number of directors constituting the whole Board shall not be less than eight (8) directors unless such change is approved by resolutions adopted by a majority of the Board, which majority shall exclude any directors nominated to the Board pursuant to the terms of the Stockholders’ Agreement, for so long as Avista has the right to nominate two or more directors to the Board.  The directors shall be classified in the manner provided in the Certificate of Incorporation. Each director shall hold office until such time as provided in the Certificate of Incorporation. Directors need not be stockholders.

2.3.                            Vacancies.  Vacancies or newly-created directorships on the Board shall be filled in accordance with the terms of the Certificate of Incorporation and, if applicable, the Stockholders’ Agreement.

2.4.                            Removal.  Directors may be removed from office only in the manner provided in the Certificate of Incorporation and, if applicable, the Stockholders’ Agreement.

2.5.                            Resignation.  Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the chair of the Board, the Chief Executive Officer or the Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.6.                            Regular Meetings.  Regular meetings of the Board of Directors may be held at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.  A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7.                            Special Meetings.  Special meetings of the Board of Directors may be held at any time and place designated in a call by the chair or any vice chair of the Board of Directors, the Chief Executive Officer, a majority of the directors then in office, or by any director who was designated by Avista for nomination for election to the Board of Directors pursuant to the Stockholders’ Agreement (but only to the extent that the Stockholders’ Agreement remains in effect).

2.8.                            Notice of Meetings.  Notice of any meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each director (i) in person or by telephone at least twenty-four (24) hours in advance of the meeting, or (ii) by sending written notice via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least forty-eight (48) hours in advance of the meeting.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened.

2.9.                            Meetings by Conference Communications Equipment.  Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10.                     Quorum.  Except as otherwise provided by the Certificate of Incorporation and, if applicable, the Stockholders’ Agreement, a majority of the directors at any time in office shall constitute a quorum.  In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.11.                     Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Certificate of Incorporation. Every director shall be entitled to one vote.

2.12.                     Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

2.13.                     Presiding Officer.  All meetings of the Board of Directors shall be called to order and presided over by the chair of the Board, if any, or, if there is no chair or in the chair’s absence, by the vice chair of the Board, if any, or if there is no vice chair, the Chief Executive Officer or, in the absence of the chair and Chief Executive Officer, by a chair of the meeting elected at such meeting by the Board.

2.14.                     Committees.  The Board of Directors may, by resolution adopted by a majority of the directors in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Subject to the terms of the Stockholders’ Agreement (but only to the extent that the Stockholders’ Agreement remains in effect), the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in this Article II of these Amended and Restated Bylaws for the Board of Directors.

2.15.                     Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1.                            Titles.  The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more

Vice Presidents, a Secretary, a Treasurer and such other officers with such other titles as may be deemed appropriate by the Board of Directors.

3.2.                            Election.  The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders.  Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3.                            Qualification.  No officer need be a stockholder.  Any two or more offices may be held by the same person.

3.4.                            Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5.                            Resignation and Removal.  Any officer may resign at any time by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, President or the Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

3.6.                            Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary.  Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7.                            Chair of the Board.  The Board of Directors may appoint from its members a chair of the Board, who need not be an employee or officer of the Corporation.  If the Board of Directors appoints a chair of the Board, such chair shall perform such duties and possess such powers as are assigned by the Board of Directors.  Unless otherwise provided by the Board of Directors, the chair of the Board shall preside at all meetings of the Board of Directors and stockholders.

3.8.                            Chief Executive Officer.  The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President, or in the absence of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.9.                            President.  The President shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the absence or disability of the Chief Executive Officer, the President, if any, shall perform the duties of the Chief Executive Officer on an interim basis until the Board selects or appoints a new Chief Executive Officer.

3.10.                     Chief Financial Officer.  The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation.  The Chief Financial Officer shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer.  The Chief Financial Officer shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

3.11.                     Vice Presidents.  Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.12.                     Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chair of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.13.                     Treasurer and Assistant Treasurers.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.14.                     Salaries.  Officers of the Corporation shall receive such salaries, compensation or reimbursement as may be fixed or allowed from time to time by the Board of Directors.

3.15.                     Delegation of Authority.  The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE IV

CAPITAL STOCK

4.1.                            Issuance of Stock.  Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2.                            Uncertificated Shares; Certificates of Stock.  The shares of stock of the Corporation shall be uncertificated, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Notwithstanding the foregoing, nothing contained in this Section 4.2 shall apply to shares represented by a certificate as of the date of adoption of these Amended and Restated Bylaws until such certificate is surrendered to the Corporation. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate, certifying the number of shares owned by such holder in the Corporation, signed by, or in the name of the Corporation by, any two authorized officers of the Corporation (it being understood that the chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or an Assistant Treasurer, and the Secretary or an Assistant Secretary shall be an authorized officer for such purposes). Any or all signatures on any such certificate may be a facsimile or other electronic reproduction. In case any officer, transfer agent or registrar who has signed, whose facsimile or electronic signature has been used on or who has duly affixed a facsimile or electronic signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile or electronic signature or signatures have been used thereon or who duly affixed a facsimile or electronic signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.  The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

4.3.                            Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

4.4.                            Record Holders.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on the Corporation’s stock ledger as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the Corporation’s stock ledger in accordance with the requirements of these Amended and Restated Bylaws.

4.5.                            Lost, Stolen or Destroyed Certificates.  The Corporation may issue or direct a new certificate or certificates to be issued in place of any previously issued certificate or certificates alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond sufficient to indemnify the Corporation against any claim that may be made against it on account of such alleged loss, theft or destruction of any such certificate or the issuance of a new certificate for the protection of the Corporation or any transfer agent or registrar.

ARTICLE V

INDEMNIFICATION; INSURANCE

5.1.                            Authorization of Indemnification and Contractual Rights.  Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether by or in the right of the Corporation or otherwise (each, a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while serving as a director or officer of the

Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be (and shall be deemed, as further set forth in this Section 5.1 below, to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent permitted by law, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, taxes or penalties under the Employee Retirement Income Security Act of 1974, as may be amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee or his or her heirs, executors or administrators in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 5.3 hereof) only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation.  The indemnification conferred in this Section 5.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 5.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.  The rights to indemnification and advance payment of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Section 5.1 (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) shall be contractual rights and shall vest when any such person becomes a director or officer of the Corporation.

5.2.                            Avista Directors.  The Corporation hereby acknowledges that the directors that are partners or employees of Avista (“Avista Directors”) have certain rights to indemnification, advancement of expenses and/or insurance provided by Avista and certain affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, Avista

(collectively, the “Fund Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Avista Directors are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Avista Directors are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Avista Directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Section 5.2 and these Amended and Restated Bylaws of the Corporation from time to time (or any other agreement between the Corporation and the Avista Directors), without regard to any rights the Avista Directors may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Avista Directors with respect to any claim for which the Avista Directors have sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Avista Directors against the Corporation. The Corporation and the Avista Directors agree that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 5.2.

5.3.                            Right of Indemnitee to Bring Action Against the Corporation.  If a claim under Section 5.1 or 5.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or if a claim for advancement of expenses is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts have been advanced, the Indemnitee may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed or is otherwise not entitled to indemnification under Section 5.1, but the burden of proving such defense shall be on the Corporation.  The failure of the Corporation (in the manner provided under the DGCL) to have made a determination prior to or after the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in DGCL Law shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.  Unless otherwise specified in an agreement with the Indemnitee, an actual determination by the Corporation (in the manner provided under the DGCL) after the commencement of such action that the Indemnitee has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the Indemnitee has not met the applicable standard of conduct.

5.4.                            Non-exclusivity.  The rights to indemnification and advance payment of expenses provided by Section 5.1 or 5.2 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under the Certificate of Incorporation, the Amended and Restated Bylaws or under any statute, agreement, vote of stockholder(s) or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and, for the avoidance of doubt, nothing herein shall prohibit the Corporation from entering into separate agreements with its directors or officers regarding indemnification and advance payment of expenses; and no provision of these Amended and Restated Bylaws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the DGCL upon the Corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the Delaware General Corporation Law or any other law now or hereafter in effect.

5.5.                            Survival of Indemnification.  The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 5.1 or 5.2 hereof shall continue as vested contractual rights even if such person ceases to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.  Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article 5 shall not adversely affect any right to indemnification or advance payment of expenses granted to any person pursuant thereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any Proceeding relating to such person’s rights to indemnification or to advance payment of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advance payment of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

5.6.                            Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

5.7.                            Business Combinations.  Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article 5, references to “the Corporation” shall include, in addition to the existing corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director, officer, employee, trustee, partner (limited or general) or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation, or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall stand in the same position under the provisions of this Article 5 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

5.8.                            Savings Clause.  If this Article 5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 5.1 or 5.2 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article 5 to the fullest extent permitted by any applicable portion of this Article 5 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VI

GENERAL PROVISIONS

6.1.                            Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

6.2.                            Corporate Seal.  The corporate seal (if any) shall be in such form as shall be approved by the Board of Directors.

6.3.                            Waiver of Notice.  Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.4.                            Voting of Securities.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer, President, Chief Financial Officer or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

6.5.                            Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.6.                            Severability.  Any determination that any provision of these Amended and Restated Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Amended and Restated Bylaws.

6.7.                            Pronouns.  All pronouns used in these Amended and Restated Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VII
AMENDMENTS

Except as otherwise provided by the Certificate of Incorporation, these Amended and Restated Bylaws may be amended or repealed at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of all directors in office, or at any annual or special meeting of stockholders by the affirmative vote of holders representing at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.  Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.